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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bencharmark Electronics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BENCHMARK ELECTRONICS, INC.

3000 Technology Drive
Angleton, Texas 77515

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 10, 2006

Shareholders of Benchmark Electronics, Inc.:

        The 2006 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("the Company") will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on Wednesday, May 10, 2006, beginning at 10:00 a.m. (local time), for the following purposes:

          1.     to elect seven directors to serve on the Board of Directors until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified;

          2.     to approve a proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized common shares, par value $.10 per share, of the Company from 85 million shares to 145 million shares;

          3.     to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006; and

          4.     to transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the meeting and any adjournment thereof.

        You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope or to vote by telephone or via the Internet pursuant to the instructions on the proxy card at your earliest convenience.

                      By order of the Board of Directors,

                      /s/ Lenora A. Gurton

                      Lenora A. Gurton
                      Secretary

Angleton, Texas
March 31, 2006

YOUR VOTE IS IMPORTANT.

        To ensure your shares are represented at the meeting, please complete, date, sign and return the enclosed proxy in the accompanying envelope or vote by telephone or via the Internet pursuant to the instructions on the proxy card at your earliest convenience, whether or not you plan to attend the meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the meeting.

BENCHMARK ELECTRONICS, INC.
3000 Technology Drive
Angleton, Texas 77515
(979) 849-6550

March 31, 2006

PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 10, 2006

INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors ("the Board") of Benchmark Electronics, Inc. ("the Company") for use at the 2006 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 10, 2006, beginning at 10:00 a.m. (local time), and any adjournment thereof ("the Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. It is anticipated that this Proxy Statement, the Notice and the enclosed form of proxy will be sent to shareholders on or about April 13, 2006.

Proxies

        Proxies in the enclosed form that are properly executed and received by the Company before or at the Meeting and which are not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified, FOR the proposal to approve the amendment to the Company's Restated Articles of Incorporation to increase the number of authorized common shares to 145 million, and FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. The proxy also confers on the persons named therein discretionary authority to vote with respect to any matters presented at the Meeting for which advance notice was not received by the Company prior to January 31, 2006. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

Voting Securities

        Shareholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the Meeting. As of March 31, 2006, there were 42,741,029 common shares, $0.10 par value per share ("Common Shares"), issued, outstanding and entitled to vote at the Meeting. Each Common Share is entitled to one vote on all matters that may properly come before the Meeting.

Quorum and Other Matters

        The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum. Common Shares represented by a properly completed, signed and returned proxy will be counted as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Common Shares held by nominees which are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

        The affirmative vote of a majority of the outstanding Common Shares is required to authorize the proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized Common Shares. All other matters specified in the notice of the Meeting require the approval of the affirmative vote of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention, a broker non-vote or a withholding of authority to vote with respect to the election of directors or the ratification of the appointment of the Company's independent registered public accountants will have the effect of a vote against the proposal.

        An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

        The Board is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

        The following table sets forth certain information with respect to each nominee for election as a director of the Company. Each nominee was proposed for reelection by the Nominating/Governance Committee for consideration by the Board and proposal to the Shareholders. The information as to age, principal occupation, and directorships has been furnished by each such nominee.

Name	Age	Principal Occupation	Director Since
Donald E. Nigbor	58	Chairman of the Board	1986
Cary T. Fu	57	President and Chief Executive Officer of the Company	1990	(1)
Steven A. Barton	57	Executive Vice President of the Company	1990	(1)
John W. Cox	47	Private consultant	2003
Peter G. Dorflinger	54	General Partner of MAD Capital Partners	1990
Laura W. Lang	50	President of Digitas LLC	2005
Bernee D.L. Strom	58	Principal of Revitalization Partners LLC	2004

(1)
Also served as a director of the Company from 1986 to 1988.

        Mr. Nigbor has been a director of the Company since 1986, Chairman of the Board since May 2001, Chief Executive Officer from May 2001 to September 2004, President from 1986 to May 2001 and General Manager from 1984 to 1990. Before joining the Company, he was employed by Intermedics, Inc. ("Intermedics"), a medical implant manufacturer, serving as a Manufacturing Analyst for its Pacemaker Division from 1980 to 1984. Mr. Nigbor holds B.S. and M.S. degrees in engineering from Rensselaer Polytechnic Institute and received an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

        Mr. Fu has been a director of the Company since 1990 and President and Chief Executive Officer since September 2004. He served as President and Chief Operating Officer of the Company from May 2001 to September 2004, Executive Vice President from 1990 to May 2001 and Executive Vice President—Financial Administration from 1990 to April 1992. He also has served the Company as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996 and from 1986 to 1988 and Assistant Secretary from 1988 to 1990. In addition, Mr. Fu also served as a director of the Company from 1986 to 1988. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of the Company and another subsidiary of Intermedics. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a Certified Public Accountant.

        Mr. Barton has been a director and Executive Vice President of the Company since 1990 and a member of the Nominating/Governance Committee from 2000 to February 12, 2003. He served as Executive Vice President—Marketing and Sales of the Company from 1990 to April 1992. Since June 1, 1993 he has worked part-time for the Company. He also has served the Company as Executive Vice President from 1988 to 1990, Vice President from 1986 to 1988, and President from 1979 to 1983. In addition, Mr. Barton also served as a director of the Company from 1986 to 1988. From 1977 to 1986, Mr. Barton was employed by Intermedics in various management positions. Mr. Barton holds B.S. and M.S. degrees in electrical engineering from the University of South Florida and received an M.B.A. from the Harvard Business School.

        Mr. Cox has been a director of the Company since 2003 and is a member of the Audit Committee and Nominating/Governance Committee of the Board. He has served as Chairman of the Audit Committee since his election in May 2003. He has also served as a member of the Compensation Committee from 2003 to May 2004. Mr. Cox is a private consultant to oil and gas and software companies. Mr. Cox served as Vice President, Chief Accounting Officer of BMC Software, Inc. from December 1999 to September 2004. He served as Chief Financial Officer from January 2002 to March 2004. He was employed by BMC Software, Inc. from 1989 to 2004 and served in various senior taxation and finance positions, including Vice President of Taxation and Investor Relations. Mr. Cox holds a B.B.A. degree from Texas A&M University and is a Certified Public Accountant. Mr. Cox qualifies as an "independent director" under the rules of the New York Stock Exchange ("NYSE") and as an "audit committee financial expert" under the rules of the Securities and Exchange Commission ("SEC").

        Mr. Dorflinger has been a director of the Company and a member of the Audit Committee and Compensation Committee since 1990. He has also served as a member of the Nominating/Governance Committee from 2000 to May 2004. He has served as Chairman of the Compensation Committee since December 2003. Mr. Dorflinger is a general partner of MAD Capital Partners focusing on private investments in oil and gas exploration, commercial property development, and early stage medical product companies. Mr. Dorflinger is the former President of GlasTech, Inc., a dental products manufacturer, a position he held from November 1998 through May 2002. From January 1998 through October 1998, he served as President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians' practice management company. From January 1997 through January 1998, he served as Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From March 1987 through October 1996, he served as Vice President, General Counsel and Secretary of Intermedics. From June 1990 through October 1996, he also served as Group Vice President and General Counsel of SULZERmedica, a division of Sulzer Limited of Switzerland, composed of eight operating medical companies, including Intermedics. Mr. Dorflinger received a J.D. degree from the University of Houston and is also a director of several privately held companies. Mr. Dorflinger qualifies as an "independent director" under the rules of the NYSE.

        Ms. Lang was elected to the Board in May 2005 and is a member of the Compensation Committee. Ms. Lang has served as President of Digitas LLC since 2004. Digitas is a leading integrated strategy, technology and marketing consulting firm that has been publicly traded on NASDAQ since 2000. Prior to joining Digitas as Executive Vice President in 1999, Ms. Lang was President of Marketing Corporation of America which provided strategic consulting services to Fortune 100 clients in the telecommunications, technology and information, entertainment, travel, and gaming industries. She joined the firm in 1995 as a Partner and developed a practice around technology and utilization of information with a significant amount of B2B consulting to include repositioning of corporate markets. She was promoted to President in 1996. From 1989 to 1995, Ms. Lang was Senior Vice President at Yankelovich Clancy Shulman and ran their consulting group. From 1986 to 1989, Ms. Lang was a Product Director with Bristol Myers. She was Director of Internal Consulting for Pfizer Pharmaceuticals from 1983 to 1985. She began her career with Quaker Oats in brand management in 1980. Ms. Lang graduated from Tufts University with a Bachelor's degree (summa cum laude) in 1977. She earned an M.B.A. in Finance and Marketing from the University of Pennsylvania Wharton School of Business in 1980. Ms. Lang qualifies as an "independent director" under the rules of the NYSE.

        Ms. Strom was elected to the Board in May 2004 and is a member of the Compensation Committee and Nominating/Governance Committee. She has served as chair of the Nominating/Governance Committee since May 2004. Ms. Strom is a Principal of Revitalization Partners LLC, an international specialty management services firm that provides hands-on interim executive management and advisory services to client companies. She has served as President and Chief Executive Officer of The Strom Group, an investment and business advisory firm, since 1990. From July 2000 to

February 2001 she was Chairman and Chief Executive Officer of iCopyright.com, a provider of Internet content services. From January to June 2000 she was President of InfoSpace.com Ventures, LLC, the venture capital arm of InfoSpace.com, Inc., a global provider of information and commerce infrastructure services for wireless devices and web sites. From 1998 to 1999 she was President and Chief Operating Officer of InfoSpace.com, Inc. From 1995 to 1997 she was President and Chief Executive Officer of USA Digital Radio Partners, LP, a communication and technology company. Ms. Strom received her B.S. in mathematics and history, her M.A. and her Ph.D. (ABD) in mathematics and mathematics education from New York University and her M.B.A. from the Anderson School at the University of California, Los Angeles. Ms. Strom qualifies as an "independent director" under the rules of the NYSE.

        The officers of the Company are elected by, and serve at the discretion of, the Board.

Election Procedures; Term

        The directors will be elected by the affirmative vote of the holders of a majority of the outstanding Common Shares present in person or represented by proxy at the Meeting. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all Common Shares represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all Common Shares represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board, however, has no reason to believe that any nominee will be unavailable to serve as a director.

        Any vacancy on the Board occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board, provided that the remaining directors may not fill more than two such director vacancies during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his or her predecessor in office.

        All directors will be elected to serve until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

        The Company has been built on a culture where integrity is the first and most important value, and this value has long been a part of the Company's corporate identity. We support the initiatives by the United States Congress, the SEC and the NYSE to restore investor confidence and to ensure the credibility and transparency of financial reporting.

        The Company's practices generally reflect corporate governance initiatives that are compliant with existing standards of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

  •
  A majority of our Board members are independent of the Company and its management as defined by the NYSE;
  •
  The independent members of the Board meet regularly without the presence of management;

  •
  The Audit Committee, the Compensation Committee and the Nominating/Governance Committee each operate under charters that clearly establish their respective roles and responsibilities;
  •
  All members of the Audit Committee, the Compensation Committee and the Nominating/Governance Committee meet the tests for independence established by the NYSE;
  •
  The Chairman of the Audit Committee is an "audit committee financial expert", as defined by the SEC;
  •
  The Audit Committee meets with management and the auditors to receive information concerning the design and operation of internal controls;
  •
  KPMG LLP, our independent registered public accounting firm, reports directly to the Audit Committee;
  •
  The Company's internal audit group reports periodically throughout the year directly to the Audit Committee;
  •
  The Company has, consistent with the requirements of the Sarbanes-Oxley Act of 2002, adopted a policy prohibiting personal loans or extensions of credit to any executive officer or director;
  •
  The Company has a code of conduct that applies to all employees, officers and directors and a reporting policy to allow for confidential and anonymous reporting to the Audit Committee; and
  •
  The Board operates under a set of corporate governance guidelines.

        The Board will continue to enhance the Company's governance practices as new ideas and best practices emerge. You can access our current committee charters for our Audit Committee, Compensation Committee and Nominating/Governance Committee, as well as our Code of Conduct applicable to all of the Company's employees, officers and directors, and our Corporate Governance Guidelines, on our website at www.bench.com under "Investor—Governance," or you may obtain print copies of these materials by writing to the Corporate Secretary at Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515, phone 979-849-6550.

        Shareholders and other interested parties may send communications to the Board of Directors, the non-employee directors as a group or individual directors, in each case in care of Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

Operation of Board of Directors

        The Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to shareholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

        The directors are elected annually by the shareholders and hold office until their successors are elected and qualified. The Amended and Restated Bylaws of the Company provide for a Board of Directors consisting of not less than five, nor more than nine, members, as set from time to time by resolution of the Board of Directors. The Board presently consists of eight members. Following eighteen years as a member of our Board, John C. Custer, has decided to not stand for reelection to the Board. Mr. Custer has been a director of the Company since 1988, and has served in several capacities, including Chairman of the Board from 1991 to 2001. The decision that he would not be a nominee for reelection was not because of any disagreement with the Company or any matter related to the Company's operations, policies or practices. The Board is interviewing candidates to replace

Mr. Custer as an independent director, but there is no assurance that he will be replaced. If all of the nominees for election as director are elected at the Meeting, there will be seven directors.

        The NYSE rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as "independent" unless the Board affirmatively determines that the director has no material relationship with the Company and its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Accordingly, as of the date of this Proxy Statement, the Board has determined that the following nominees are "independent": John W. Cox, Peter G. Dorflinger, Laura W. Lang and Bernee D.L. Strom. The Board has determined that each independent director or nominee had no relationship with the Company other than as a director, shareholder or management, and that none of the express disqualifications contained in the NYSE rules applied to any of them. If the Board identifies a suitable indepenent replacement for Mr. Custer, it intends to increase the size of the Board back to eight and to fill the vacancy created thereby with such individual.

        The Board held seven meetings and took action by written consent one time during 2005. Each of the directors attended at least 75% of such meetings during the period in which he or she was director. Messrs. Nigbor, Fu and Barton are also employees of the Company. They do not participate in any meeting at which their compensation is evaluated. All members of all committees are non-employee directors. In addition to committee meetings, the non-employee directors regularly meet outside the presence of the employee-directors. These executive sessions are currently held either before, after or otherwise in conjunction with the Board's regularly scheduled meetings. Additional executive sessions can be scheduled at the request of the non-employee directors. The director who presides over the executive sessions is chosen by independent directors at the executive session.

        The Board has an Audit Committee, a Compensation Committee and a Nominating/ Governance Committee. Each committee has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter at least annually. Each member of each committee meets the independence requirements of the NYSE.

        The Audit Committee, consisting of Messrs. Cox, Custer and Dorflinger, met nine times during 2005 and each member attended at least 75% of the meetings during the period in which he was a member of such committee. Mr. Cox qualifies as an "audit committee financial expert" under the rules of the SEC. An "audit committee financial expert" is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The Board, in its business judgment, has determined that Messrs. Cox, Custer and Dorflinger are "independent," as required by applicable listing standards of the NYSE governing the qualifications of the members of audit committees, including the requirements of the Securities Exchange Act of 1934. The function of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) management's conduct of the Company's financial reporting process (including management's development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company's outside auditors and (v) the performance of the Company's internal audit function and the outside auditors; and to prepare the audit committee report required by the rules of the SEC to be included in the Company's annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the "Report of the Audit Committee."

        The Compensation Committee, consisting of Mr. Dorflinger, Ms. Lang and Ms. Strom, met seven times during 2005 and each member attended at least 75% of the meetings during the period in which he or she was a member of such committee. The functions of the Compensation Committee are to (i) oversee the administration of the compensation plans, in particular the incentive compensation and equity-based plans, of the Company (and, to the extent appropriate, the subsidiaries of the Company), (ii) discharge the Board's responsibilities relating to the compensation of the Company's executives, (iii) review and make recommendations on director compensation and (iv) prepare the annual report on executive compensation required by the rules and regulations of the SEC to be included in the Company's annual proxy statement. Additional information regarding the functions performed by the committee is set forth below in the "Report of the Compensation Committee."

        The Nominating/Governance Committee, consisting of Messrs. Cox and Custer and Ms. Strom, met six times during 2005 and each member attended all of the meetings during the period in which he or she was a member of such committee. The functions of the Nominating/Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board, (ii) make recommendations to the Board concerning committee appointments, (iii) develop, recommend and annually review corporate governance guidelines for the Company and (iv) oversee corporate governance matters and coordinate an annual evaluation of the Board.

        To be considered by the Nominating/Governance Committee, a director nominee should have experience as a board member or senior executive of a public company or nationally recognized private company. In addition to these minimum requirements, the Nominating/Governance Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, international, technological or other expertise. The Nominating/Governance Committee typically utilizes a search firm to identify and screen the candidates, do reference checks, prepare a biography for each candidate for the Nominating/Governance Committee to review and coordinate interviews. The Nominating/Governance Committee, the Chairman of the Board and executive officers interview candidates that meet the criteria, and the Nominating/Governance Committee selects nominees who best suit the Board's needs. The Nominating/Governance Committee will consider for nomination to the Board candidates suggested by the shareholders, provided that such recommendations are submitted and received by us at our principal executive offices at 3000 Technology Drive, Angleton, Texas 77515, with an appropriate biographical summary, in accordance with the requirements described below under "Date of Submission of Shareholder Proposals."

        All members of the Board attended the Annual Meeting of Shareholders in 2005. The Board does not have a formal written policy requiring members to attend the Shareholders' Meeting, although all members have traditionally attended.

Audit Committee Report to Shareholders

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee currently is composed of three non-employee directors, Messrs. Cox, Custer and Dorflinger, each of whom is an "independent director" under the rules of the NYSE governing the qualifications of the members of audit committees. Mr. Cox qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee operates under a written charter, attached to this proxy statement as Appendix A, previously approved by the Board. The Audit Committee met nine times during 2005 and each member attended at least 75% of the meetings during the period in which he was a member of such committee. The meetings were designed to facilitate and encourage communication between members of the Audit Committee and management as well as private communication between the members of the Audit Committee and our internal auditors, and our independent registered public accounting firm, KPMG LLP.

        Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and KPMG LLP to review and discuss the December 31, 2005 audited financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committee. The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's review of the audited consolidated financial statements, discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and discussions with the independent accountants as set forth above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 13, 2006.

        The following table presents fees for professional services provided by KPMG LLP for 2005 and 2004, all of which were pre-approved by the audit committee.

	2005	2004
Audit Fees (1)	$1,606,343	$1,832,198
Audit-Related Fees (2)	—	7,270
Tax Fees (3)	321,518	405,428
All other fees (4)	—	—

Total fees	$1,927,861	$2,244,896

(1)
Includes fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2005 and 2004, the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the years ended December 31, 2005 and 2004, and statutory audits required internationally. Included in Audit Fees for 2005 and 2004 are fees totaling $696,473 and $1,157,025 for services related to the certification of the Company's internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Includes fees billed for professional services rendered by KPMG LLP for implementation advice in connection with the Company's documentation of internal controls in 2004. There were no audit-related fees in 2005.

(3)
Includes fees billed for professional services rendered by KPMG LLP for domestic and international income tax planning, compliance, expatriate and executive tax work, and tax work related to foreign entity statutory audits.

(4)
There were no other fees billed by KPMG LLP in 2005 or 2004 for other professional services.

Audit Committee Pre-Approval Policy

        The Audit Committee has adopted a specific policy for pre-approval of services to be provided by the Company's independent registered public accounting firm. Under the policy, in addition to the annual audit engagement terms and fees, the Audit Committee pre-approves specific types of audit, audit-related, tax and non-audit services to be performed by the independent registered public accounting firm throughout the year, as well as fee ranges for each specific service, based on the Audit Committee's determination that the provision of the services would not be likely to impair the accounting firm's independence. Unless a type of service to be provided by the independent registered public accountant has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The pre-approval is effective for 12 months from the date of pre-approval, unless the Audit Committee specifically approves the provision of such services for a different period. The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members to ensure prompt handling of unexpected matters, with such delegated pre-approvals to be reported to the Audit Committee at its next meeting. The policy also contains a list of prohibited non-audit services and requires that the independent registered public accounting firm ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee.

        The Audit Committee of the Company's Board has considered whether the services provided by KPMG LLP as they related to other non-audit services are compatible with maintaining the accounting firm's independence. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of KPMG LLP as the Company's registered public accounting firm.

                      SUBMITTED BY THE AUDIT COMMITTEE OF
                      THE COMPANY'S BOARD OF DIRECTORS

John W. Cox, Chairman	John C. Custer	Peter G. Dorflinger

PROPOSAL 2

AMENDMENT TO THE COMPANY'S
RESTATED ARTICLES OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED COMMON SHARES

        The Board is seeking shareholder approval to amend Article Four of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized Common Shares of the Company from 85 million to 145 million shares. This proposal has been unanimously approved by the Board, subject to approval by the shareholders of the Company. If the proposed amendment is authorized, the text of Section 4.1 of Article Four of the Articles of Incorporation would be amended to read as follows:

  "The aggregate number of shares which the Corporation shall have authority to issue is 150,000,000 shares, which shall consist of 145,000,000 Common Shares, par value $0.10 per share, and 5,000,000 shares of Preferred Stock, par value $0.10 per share."

Reasons for the Proposed Amendment

        During 2003, the Company issued 2,992,000 Common Shares upon the conversion of its 6% Convertible Subordinated Notes. In March 2006, the Board declared a three-for-two stock split in the form of a stock dividend. Shareholders of record at the close of business March 27, 2006 will receive one additional share for every two shares owned. The additional shares will be distributed on April 3, 2006. As of March 31, 2006, giving pro forma effect to the three-for-two stock split as if it had occurred on March 31, 2006, there were 64,111,543 Common Shares issued and outstanding, 111,339 treasury shares and 12,208,918 shares reserved for issuance upon exercise of outstanding or available options, leaving 8,568,200 shares unrestricted and available for issuance by the Company from time to time. Other than as described above, the Company has no present plans, arrangements or understandings to issue any additional Common Shares.

        The proposed increase in the authorized Common Shares has been recommended by the Board to ensure that an adequate supply of authorized and unissued shares is available for general corporate needs, such as employee benefit plans, the conversion of other securities (such as Preferred Stock) that may be issued by the Company, future stock splits, stock dividends and other distributions to shareholders, raising additional capital, financing arrangements, and acquisitions by the Company if favorable opportunities become available. Each officer and director has been granted, and may be granted, options under the Company's employee benefit plan or non-employee director stock option plan. Increasing the number of authorized shares would allow the Company to consider increasing the number of options to purchase common shares issued to the officers and directors of the Company under such plans.

Possible Effects of the Proposed Amendment

        If approved by the shareholders, the additional authorized Common Shares would be available for issuance at the discretion of the Board without further shareholder approval (subject to applicable rules of the NYSE), without the delay and expense incident to holding a special meeting of shareholders to consider any specific issuance. However, the rules of the NYSE generally require shareholder approval in the following situations: (i) with respect to a stock option or purchase plan, or any other arrangement, pursuant to which officers or directors may acquire stock (subject to certain exceptions); (ii) prior to the issuance of Common Shares, or of securities convertible into or exercisable for Common Shares, to (a) a director, officer of substantial security holder of the Company (a "Related Party"), (b) a subsidiary, affiliate or other closely-related person of a Related Party, or (c) any company or entity in which a Related Party has a substantial direct or indirect interest; (iii) prior to the issuance of Common Shares, or of securities convertible into or exercisable for Common Shares (except for a public offering of Common Shares for cash) that would result in an increase in the number of shares or voting power of the outstanding shares by 20% or more; or (iv) prior to an issuance that will result in the change of control of the issuer.

        Current holders of Common Shares have no preemptive rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional Common Shares may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends and of liquidation proceeds payable to the holders of currently outstanding Common Shares.

        In addition, the Board could use the authorized but unissued Common Shares to create impediments to a takeover or a change of control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company might seek to frustrate a takeover attempt by making a private sale of a large block of shares to a third party who was opposed to such an attempt. The increase in authorized shares might also be considered as having the effect of discouraging an attempt by a third party to acquire control of the Company, through the acquisition of a substantial number of shares, since the issuance of any shares could be used to dilute the ownership of the Company's voting shares held by such third party. Accordingly, an effect of the increase in the number of authorized Common Shares may be to deter a future takeover attempt. However, this proposal is not made in response to any effort of which the Company is aware to accumulate its Common Shares or to obtain control of the Company nor does the Company intend to use the additional Common Shares to oppose a hostile takeover attempt or to delay or prevent changes in control of management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES TO 145 MILLION SHARES.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board has appointed KPMG LLP as the independent public accounting firm of the Company for the year ending December 31, 2006. The shareholders will be asked to ratify the appointment of KPMG LLP at the Meeting. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote and present, in person or represented by proxy, at the Meeting. Representatives of KPMG LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

        The following table summarizes the compensation paid by the Company for the three fiscal years ended December 31, 2005 to its Chief Executive Officer and the other executive officers of the Company whose salary and bonus received from the Company for services rendered during the fiscal year ended December 31, 2005 exceeded $100,000.

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options (#)		All Other Compensation($)(3)
Donald E. Nigbor Chairman(4)	2005 2004 2003	$556,500 577,904 540,294	$500,850 693,485 337,684	— — —	— 35,000 50,000	(5)	$8,416 6,812 4,844
Cary T. Fu President and Chief Executive Officer(4)	2005 2004 2003	570,673 577,904 540,294	642,007 693,485 337,684	— — —	— 50,000 50,000	(5)	8,416 6,812 4,844
Steven A. Barton Executive Vice President	2005 2004 2003	250,000 185,523 124,062	140,625 139,142 77,539	— — —	— 10,000 7,000	(5)	8,416 6,812 4,844
Gayla J. Delly Executive Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	396,082 389,409 357,404	267,355 350,468 223,377	— — —	— 25,000 50,000	(5)	8,416 6,812 4,844

(1)
The amounts shown in this column reflect cash bonuses paid to Messrs. Nigbor, Barton and Fu and Ms. Delly pursuant to the Company's incentive bonus plans discussed below under the caption "Executive Compensation and Other Matters—Board Compensation Committee Report on Executive Compensation—Cash Bonus." Includes bonuses earned in year of service regardless of when paid.

(2)
Messrs. Nigbor and Fu are each reimbursed for financial planning services, up to $5,000 annually, and biannual physical examinations. The Company pays premiums for medical insurance on behalf of Messrs. Nigbor, Fu and Barton and Ms. Delly. However, the value of such perquisites does not exceed the lesser of $50,000 or 10% of such officer's annual cash compensation and are therefore not included in the table.

(3)
For fiscal year ended December 31, 2005, the "All Other Compensation" column includes (a) $8,200 paid by the Company pursuant to the Company's Qualified 401(k) Employee Savings Plan ("Savings Plan") to each of Messrs. Nigbor, Fu and Barton, and Ms. Delly, and (b) payments by the Company of premiums of $216 for term life insurance on behalf of each of Messrs. Nigbor, Fu and Barton, and Ms. Delly. Under the Savings Plan, the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 100% of each participant's elective contributions, to the extent that such elective contributions do not exceed 4% of such participant's compensation. The Company also may make discretionary contributions to the Savings Plan based on each participant's compensation compared to the total compensation of all participants.

(4)
In September 2004, Mr. Nigbor resigned as Chief Executive Officer and Mr. Fu was appointed President and Chief Executive Officer. Prior to September 2004, Mr. Fu served as President and Chief Operating Officer.

(5)
In January 2006, 20,000 options to purchase Common Shares were granted to Mr. Nigbor, 50,000 options to purchase Common Shares were granted to Mr. Fu, 12,500 options to purchase Common Shares were granted to Mr. Barton and 30,000 options to purchase Common Shares were granted to Ms. Delly.

Option Grants in Last Fiscal Year

        No options to purchase Common Shares were granted during the fiscal year ended December 31, 2005 to the four executive officers named in the Summary Compensation Table.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides certain information concerning exercises of options to purchase Common Shares during the fiscal year ended December 31, 2005 by the four executive officers named in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald E. Nigbor	100,200	$1,863,871	522,300	37,500	$7,941,991	$617,375
Cary T. Fu	50,000	$1,175,335	612,500	37,500	$9,726,092	$617,375
Steven A. Barton	9,300	$121,727	17,000	7,500	—	$123,475
Gayla J. Delly	—	—	189,750	35,250	$2,638,848	$474,978

Compensation of Directors

        Employee directors have never received any additional compensation for serving on the Board above the compensation they received for serving as officers of the Company, as described under "Executive Compensation and Other Matters."

        The following table shows non-employee director compensation as determined by the Board upon the recommendation of the Compensation Committee.

Annual Board Retainer(1)	$60,000
Annual Committee Chair Retainer(1)	$5,000
Payment per Board meeting attended	$1,000
Payment per Committee meetings attended	$1,000
Payment per Committee meeting attended as Chair of Committee	$1,000
Annual stock option grant(2)	10,500

(1)
Payable quarterly.

(2)
Maximum annual stock option grant under the 2002 Plan as adjusted for stock splits.

        The Company also reimburses its non-employee directors for their reasonable travel expenses in attending such meetings.

        In December 1994, the Board adopted the Benchmark Electronics, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") for the benefit of members of the Board who are not employees of the Company or its Affiliates (as defined in the 1994 Plan). The purpose of the 1994 Plan was to encourage ownership of the Company's Common Shares by eligible non-employee directors of the Company, to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and to further strengthen the identification of directors with the shareholders of the Company. The 1994 Plan terminated in December 2004. The 1994 Plan was replaced in 2002 by the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the "2002 Plan"), and no additional grants may be made under the 1994 Plan. The Company has outstanding options with respect to 56,775 Common Shares under the 1994 Plan.

        After giving effect to the Company's stock split in 2003, the 2002 Plan provides for the granting of a stock option to purchase up to 10,500 Common Shares upon the occurrence of the non-employee director's election or reelection to the Board. After giving effect to the Company's stock split in 2003, the maximum number of Common Shares for which options may be granted under the 2002 Plan is 450,000. No awards may be granted under the 2002 Plan after the expiration of ten years from February 26, 2002, the date of its adoption by the Board. The 2002 Plan remains in effect as to awards made prior to the expiration of ten years until such awards have been satisfied or have expired. All awards under the 2002 Plan are fully vested upon the date of grant. The exercise price per common share of options granted under the 2002 Plan will be the fair market value of a Common Share on the date such option is granted.

        Upon their election as directors in May 2005, each of Messrs. Cox, Custer and Dorflinger and Ms. Strom received a grant under the 2002 Plan of an option to purchase 10,000 Common Shares, and upon her election as a new director Ms. Lang received a grant to purchase 10,500 Common Shares, at an exercise price of $28.30 per share, which was the market price of the Common Shares on the date of the grant. The Company has outstanding options with respect to 134,000 Common Shares under the 2002 Plan.

        Within the later of (i) three years after joining the Board or (ii) August 13, 2006, directors are expected to own common shares of the Company having a value equal to three times the non-employee director's annual board retainer.

Board Compensation Committee Report on Executive Compensation

        The Company's executive compensation program is administered by the Compensation Committee, a committee of the Board composed of non-employee directors listed below this report. The Compensation Committee is responsible for recommending to the full Board the compensation of the Chief Executive Officer of the Company, determining the compensation of the other executive officers of the Company, and administering the Company's employee benefit plans. None of the members of the Compensation Committee has any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members. The Compensation Committee operates under a written charter previously approved by the Board.

        Compensation Policies and Programs.    The Compensation Committee believes that the goals of the executive compensation program should be to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee believes that the best way to achieve these goals is by aligning the financial interests of the Company's executive officers closely to the interests of the Company's shareholders through a combination of annual cash incentives and stock-based incentive compensation, while providing the executive officers with base salary compensation at levels that are competitive with, but which do not exceed, prevailing standards. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. The Company's executive compensation program is based on three elements, each of which is determined in part by corporate performance:

  •
  Base salary compensation
  •
  Annual incentive compensation
  •
  Stock-based incentive compensation

        Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including the relationship between the Company's net income and sales. The Compensation Committee believes that total executive compensation opportunities are competitive and at the median with those offered by employers in the peer group of companies with which the Company compares its performance in the Performance Graph following this report, but with less emphasis on base salary compensation than such other employers.

        Cash Base Salary.    The Company has employment agreements with Messrs. Nigbor, Fu and Barton and Ms. Delly. The agreements provide for annual base salaries, subject to adjustment for subsequent twelve-month periods as determined by the Compensation Committee, based on its review of base salaries provided to executive officers of other employers in the Company's industry and certain corporate performance factors such as the Company's net income and sales and historical salary progression. The employment agreements with Messrs. Fu and Barton and Ms. Delly expire December 1, 2008 and automatically renew thereafter for successive one-year terms (each such renewal term, a "Renewal Term"), unless either party gives to the other written notice of termination no fewer than ninety days prior to the expiration of any such Renewal Term. The employment agreement with Mr. Nigbor expires January 1, 2009 and automatically renews thereafter for successive one-year terms, unless either party gives to the other written notice of termination no fewer than ninety days prior to the expiration of any such Renewal Term. Messrs. Nigbor and Barton's current annual base salary under their employment agreements is $250,000 through August 1, 2006. Mr. Fu's current annual base salary through August 1, 2006 is $590,000. Ms. Delly's current annual base salary is $410,000 through August 1, 2006. The employment agreements also provide for payment of severance. If employment is terminated by the Company without cause prior to the end of the then current Renewal Term, severance will be paid for a period of one year beginning on the date of termination.

        Cash Bonus.    The Company has incentive bonus plans for the benefit of its employees, including executive officers. The total amount of cash bonus awards to be made under these incentive bonus plans for any period depends primarily on the Company's earnings before income tax for that period.

        For any plan period, the earnings before income tax must meet or exceed, or in combination with other factors satisfy, levels targeted by the Company in its business plan, as established at the beginning of each fiscal year, for any bonus awards to be made. The Compensation Committee has the authority to determine the total amount of bonus awards, if any, to be made to the Company's corporate employees for any plan year based on its evaluation of the Company's financial condition and results of operations, the Company's business and prospects, and such other criteria as it may determine to be relevant or appropriate. The Compensation Committee has the authority to determine the specific amounts of bonus awards to be made to the Company's executive officers and other key employees based on its evaluation of each such employee's position, performance, service and such other criteria as it may determine to be relevant or appropriate.

        In 2005, the Company's sales, net income and return on invested capital exceeded the levels targeted by the Company in its 2005 business plan. The Compensation Committee elected to award bonuses of $500,850 to Mr. Nigbor, $642,007 to Mr. Fu, $267,355 to Ms. Delly and $140,625 to Mr. Barton.

        Stock Purchase Plan.    In April 1999, the Company adopted the Benchmark Electronics, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, employees meeting specific employment qualifications are eligible to participate and can purchase shares semi-annually through payroll deductions at the lower of 85% of the fair market value of the Common Shares at the commencement or end of the offering period. The Purchase Plan permits eligible employees to purchase Common Shares through payroll deductions for up to the lesser of 17% of qualified compensation or $25,000. The executive officers, including the Chief Executive Officer, are eligible to participate in the Purchase Plan on the same basis as all other employees. On November 30, 2005, the Board of the Company approved the termination of the Purchase Plan as of December 31, 2005.

        Stock Awards Plan.    The Compensation Committee believes that stock options and other methods of equity-based incentive compensation are of increasing importance in attracting and retaining employees and executives and are critical in motivating the long-term creation of shareholder value because methods of equity-based incentive compensation focus executive attention on share price as the primary measure of performance. In 2000, the Company adopted, and its shareholders approved, the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the "2000 Plan") for the benefit of its officers and employees, its affiliates, and consultants to the Company and its affiliates (the "Eligible Participants"). The 2000 Plan replaced the 1990 Stock Option Plan that expired in May 2000. The 2000 Plan is administered by the Compensation Committee. The purpose of the 2000 Plan is to encourage ownership of Common Shares by the Eligible Participants to provide increased incentive for such Eligible Participants to render services and to exert maximum effort for the business success of the Company and to strengthen identification of such Eligible Participants with the shareholders for the purpose of maximizing shareholder value. The 2000 Plan utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. The Compensation Committee subjectively determines the number of shares to be covered by options granted to its employees and executive officers, including the Chief Executive Officer. Stock option grants to the Company's Chief Executive Officer and other executive officers are not made automatically each year and are not considered to be a part of normal annual compensation. The amount and terms of options already held by an executive officer generally are not significant factors in the Compensation Committee's determination of whether and how many options should be granted to the executive officer.

        Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Accordingly, these stock options are tied to the future performance of the Company's Common Shares and provide value to the recipient only when the price of the Company's Common Shares increase above the option grant price.

        IRS Limits on Deductibility of Compensation.    An income tax deduction under Section 162(m) of the Internal Revenue Code will generally be available for annual compensation in excess of $1 million paid to the executive officers only if that compensation is "performance-based" and complies with certain other tax law requirements. Although the Compensation Committee considers deductibility issues when approving executive compensation elements, we believe that the other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility. Consequently, the Compensation Committee may make compensation decisions without regard to deductibility when it is in the best interests of the Company and its shareholders to do so.

                      SUBMITTED BY THE COMPENSATION COMMITTEE OF
                      THE COMPANY'S BOARD OF DIRECTORS.

Peter G. Dorflinger, Chairman	Laura W. Lang	Bernee D.L. Strom

Performance Graph

        The following Performance Graph compares the Company's cumulative total shareholder return on its Common Shares for the five-year period commencing December 31, 2000 and ending December 31, 2005, with the cumulative total return of the Standard & Poor's 500 Stock Index (which does not include the Company), and the Peer Group, which is composed of Celestica Inc., Suntron Corp (formerly EFTC Corp), Flextronics International, Ltd., Jabil Circuit, Inc., Plexus Corp, Sanmina-SCI Corp, and Solectron Corporation. The Peer Group is the same as in the 2005 Proxy Statement. Dividend reinvestment has been assumed.

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
Benchmark Electronics, S&P 500, and Peer Group Index

NOTES:	Assumes $100 invested on December 31, 2000 in Benchmark Electronics, Inc. Common Shares, in the S&P 500, and in the Peer Group Index. Reflects month-end dividend reinvestment, and annual reweighting of the Peer Group Index portfolios.

COMMON SHARE OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Shares as of March 31, 2006, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, each director and nominee for director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group.

Beneficial Owners	Common Shares Beneficially Owned(1)		Percentage of Outstanding Common Shares
Donald E. Nigbor 3000 Technology Drive Angleton, Texas 77515	561,748	(2)	1.3%
Cary T. Fu 3000 Technology Drive Angleton, Texas 77515	820,862	(3)	1.9%
Steven A. Barton 3000 Technology Drive Angleton, Texas 77515	17,000	(4)	(5)
Gayla J. Delly 3000 Technology Drive Angleton, Texas 77515	193,266	(6)	(5)
John W. Cox 4030 Swarthmore St. Houston, Texas 77005	27,500	(7)	(5)
John C. Custer 1126 Fearrington Post Pittsboro, North Carolina 27312	112,775	(8)	(5)
Peter G. Dorflinger One Carolane Trail Houston, Texas 77024	93,000	(9)	(5)
Laura W. Lang 800 Boylston Street Boston, Massachusetts 02199	10,500	(10)	(5)
Bernee D.L. Strom 5505 Lake Washington Blvd., N.E. #3B Kirkland, Washington 98033	20,000	(11)	(5)
Directors and executive officers as a group (8 persons)	1,856,651	(12)	4.3%
(table continued on following page)

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	4,732,300	(13)(14)	11.1%
Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288	3,489,615	(13)(15)	8.2%
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	2,246,900	(13)(16)	5.3%

(1)
Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the Common Shares listed, subject to community property laws.

(2)
Includes 462,300 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(3)
Includes 527,500 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(4)
Represents 17,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(5)
Less than 1%.

(6)
Includes 187,500 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(7)
Represents 27,500 Common Shares that may be acquired upon the exercise of options that are currently exercisable.

(8)
Includes 67,775 Common Shares that may be acquired upon the exercise of options that are currently exercisable.

(9)
Includes 65,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable.

(10)
Represents 10,500 Common Shares that may be acquired upon the exercise of options that are currently exercisable.

(11)
Represents 20,000 Common Shares that may be acquired upon the exercise of options that are currently exercisable.

(12)
Includes 1,445,075 Common Shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 31, 2006.

(footnotes continued on following page)

(13)
Based solely on information filed with the SEC.

(14)
The Company has been advised in a Schedule 13G filing dated as of January 10, 2006 as follows with respect to these shares: (i) FMR Corp. is the parent holding company of Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company ("Fidelity Management"), (ii) Fidelity holds 4,092,300 such shares in its capacity as investor advisor to certain investment companies, (iii) Fidelity Mid Cap Stock Fund, one such investment company, holds 2,250,000 shares, (iv) Edward C. Johnson, III, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity and certain Fidelity funds each has the sole power to dispose or to direct the disposition of 4,092,300 shares owned by the funds, (v) neither FMR Corp. nor Edward C. Johnson, III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with such funds' Board of Trustees; Fidelity carries out the voting of the shares under written guidelines established by such funds' Board of Trustees, (vi) Fidelity Management holds 640,000 shares in its capacity as investor manager, and (vii) Edward C. Johnson, III, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity Management, each has the sole power to dispose or to direct the disposition and vote or direct the vote with respect to 640,000 shares. Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

(15)
The Company has been advised in a Schedule 13G filing dated as of February 10, 2006 as follows with respect to these shares: (i) Wachovia Corporation is the parent holding company of Wachovia Securities, LLC, Evergreen Investment Management Company, J.L. Kaplan Associates, LLC and Wachovia Bank, N.A., and (ii) Wachovia Corporation has sole voting power with respect to 3,482,803 shares, sole dispositive power with respect to 3,476,695 shares, shared voting power with respect to 3,725 shares, and shared dispositive power with respect to 3,245 shares.

(16)
The Company has been advised in a Schedule 13G filing dated as of January 11, 2006 as follows with respect to these shares: (i) Royce & Associates, LLC has sole power to vote or direct the vote and sole power to dispose or direct the disposition of 2,246,900 shares, and (ii) Royce & Associates, LLC holds such shares in its capacity as investor advisor.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, for the fiscal year beginning January 1, 2005 and ending December 31, 2005 all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were satisfied in a timely manner.

EXECUTIVE OFFICERS

        The executive officers of the Company are Donald E. Nigbor, Cary T. Fu, Steven A. Barton and Gayla J. Delly. See "Election of Directors—Nominees for Election" for certain information with respect to the age, positions and length of service with the Company, and business experience of Messrs. Nigbor, Barton and Fu.

        Ms. Delly is 46 years old and has been Chief Financial Officer of the Company since May 2001. She has served as Executive Vice President of the Company from September 2004, as Vice President Finance of the Company from November 2000 to September 2004, as Treasurer from January 1996 and as Controller of the Company from January 1996 to January 2002. From 1984 to 1995, Ms. Delly was employed by KPMG LLP and was a Senior Audit Manager when she left the Firm. Ms. Delly holds a B.S. degree in accounting from Samford University and is a Certified Public Accountant.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies on behalf of the Board will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations and no additional compensation will be paid to such individuals. In addition, management has retained Georgeson Shareholder Communications, Inc. to assist in soliciting proxies for a fee of approximately $8,000, plus reasonable out-of-pocket expenses. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and will reimburse them for their reasonable forwarding expenses.

DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

        In order for proposals submitted to by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company's proxy statement and form of proxy relating to the 2007 Annual Meeting of the Shareholders, such proposals must be received at the Company's principal executive offices no later than December 1, 2006. A shareholder choosing not to use the procedures established in Rule 14a-8 but wishing to submit a proposal at the Company's 2007 Annual Meeting of the Shareholders must deliver the proposal at the Company's principal executive offices no later than January 30, 2007.

FORM 10-K

        A copy of our 2005 Annual Report to Shareholders, which excludes exhibits, but includes our financial statements for fiscal year 2005, is enclosed with this Proxy Statement. The Company's Annual

Report on Form 10-K, including all exhibits, has been filed with the SEC. Upon payment of the Company's reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to the Corporate Secretary, Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

OTHER MATTERS

        The Board does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

        You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                      By order of the Board of Directors,

                      /s/ Lenora A. Gurton

                      Lenora A. Gurton
                      Secretary

BENCHMARK ELECTRONICS, INC.
PROXY STATEMENT

APPENDIX A

Charter of the Audit Committee of the Board of Directors

Mission Statement

        The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Benchmark Electronics, Inc. (the "Company") is:

        (A)  to assist the Board in fulfilling its responsibility to oversee (i) management's conduct of the Company's financial reporting process (including management's development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements and ethical standards, (iv) the qualifications and independence of the Company's outside auditors and (v) the performance of the Company's internal audit function and the outside auditors; and

        (B)  to prepare the audit committee report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

Membership

        The Committee shall consist of at least three directors, the exact number to be determined from time to time by the Board.

        The Committee's composition shall meet the independence and expertise requirements for audit committees imposed by the listing standards of the New York Stock Exchange (the "NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any applicable rules or regulations of the SEC, in each case as in effect from time to time. The Board shall endeavor to have at least one member of the Committee be a financial expert as defined by the SEC.

        The members of the Committee shall be appointed by a majority vote of the Board from among its members based on the recommendations of the Nominating/Governance Committee and shall serve until such member's successor is duly appointed and qualified or until such member's resignation or removal by a majority vote of the Board.

        No member of the Committee may serve simultaneously on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair such director's ability to serve effectively on the Committee and such determination is disclosed in the Company's annual proxy statement.

Authority and Responsibilities

        The Committee's function is not to replace the Company's management, internal auditors and outside auditors, but rather one of oversight. It is the responsibility of the Company's management to prepare the Company's financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and outside auditors' responsibility to review, and when appropriate, audit or attest to these financial statements and internal controls. The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the outside auditors' work.

        In carrying out its oversight responsibilities, the Committee shall undertake the following activities and have the following authority (in addition to any others that the Board may from time to time delegate to the Committee):

  Relationship with Auditors

    1.
    The Committee shall have sole authority and be directly responsible for the retention, compensation, oversight, evaluation and termination (subject, if applicable, to shareholder ratification) of the work of the Company's outside auditors performed for the purpose of preparing or issuing an audit report or related work. The Company's outside auditors shall report directly to the Committee.

    2.
    The Committee shall review and pre-approve (a) all auditing services (including those performed for purposes of providing comfort letters and statutory audits) and (b) all non-auditing services rendered to the Company by its outside auditors (other than de minimus non-audit services as defined in Section 10A(i)(1)(B) of the Exchange Act which shall be approved prior to completion of the outside auditors' audit), in each case including fees.

    3.
    The Committee shall receive from the outside auditors, at least annually, a written report describing: (a) the outside auditors' internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the outside auditors, and any steps taken to deal with any such issues; and (c) all relationships between the outside auditors and the Company, including the matters covered by Independence Standards Board Standard Number 1 and any services that may impact the objectivity and independence of the outside auditors.

    4.
    After reviewing the foregoing report and the outside auditors' work and taking into account the opinions of such persons and taking such additional actions as the Committee deems appropriate, the Committee shall evaluate the outside auditors' qualifications, performance and independence (including a review and evaluation of the lead partner) and present its conclusions to the Board.

    5.
    The Committee should consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead and reviewing audit partners (in addition to the rotation every five years required pursuant to Section 10A(j) of the Exchange Act) or of the outside audit firm.

    6.
    The Committee shall establish clear hiring policies with respect to employees and former employees of the outside auditors, including a prohibition, as required pursuant to Section 10A(l) of the Exchange Act, against the Company's chief executive officer, chief financial officer, controller or chief accounting officer (or any person serving in an equivalent position) having worked on the Company's audit as an employee of the outside auditors during the one year period preceding the initiation of the current audit.

    7.
    The Committee shall discuss with management, the outside auditors, and the internal auditors and review the performance and adequacy of the Company's internal audit function, including the internal auditors' responsibilities, work assignments, schedules, budget, staffing and any proposed changes, by either management or the Audit Committee, in the audit scope, plan or procedures from the prior period.

    8.
    The Committee shall review and approve the appointment, replacement, reassignment or dismissal of the director of the Company's internal audit function and periodically review his or her performance.

  Financial Reporting Process and Financial Statements; Risk Management

    9.
    The Committee shall meet periodically (and, in any event, not less than quarterly) in separate sessions with (a) the management of the Company, (b) the Company's internal auditors and (c) the outside auditors.

    10.
    The Committee shall review and discuss with management and the outside auditors (a) the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), (b) the quarterly financial statements to be included in the Company's Quarterly Reports on Form 10-Q and (c) in each case, the Company's disclosures in the related "Management's Discussion and Analysis of Financial Condition and Results of Operation".

    11.
    The Committee shall review:

    (a)
    major issues regarding accounting principles and financial statement presentations, including any changes in the selection or application of accounting principles;

    (b)
    analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

    (c)
    the effect of regulatory or accounting initiatives, as well as off-balance sheet transactions, on the financial statements.

    12.
    In connection with the annual audit and review by the outside auditors of the financial information included in the Company's Quarterly Reports on Form 10-Q, the Committee shall prior to the release of earnings or the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, including receiving from the outside auditors timely reports concerning:

    (a)
    all critical accounting policies and practices to be used;

    (b)
    all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with the management of the Company, the ramifications of the use of such alternative treatments and the treatment preferred by the outside auditors; and

    (c)
    other material written communications between the outside auditors and the management of the Company (such as any management or internal control letter or schedule of unadjusted differences).

    13.
    The Committee shall regularly review with the outside auditors and the internal auditors any audit problems or difficulties encountered and management's response (including any restrictions on access, any accounting adjustments noted or proposed but passed as immaterial or for other reasons, any communications between the outside audit team and the outside auditor's national office and any management or internal control letters proposed to be but never issued by the outside auditor to the Company). The Committee shall be responsible for the resolution of disagreements among the Company's management, the outside auditors and the internal auditors regarding financial reporting.

    14.
    The Committee shall discuss with management, the internal auditors and the outside auditors the quality and adequacy of the Company's internal controls, including reviewing any management internal control report, any significant internal control deficiencies or material weaknesses, any fraud involving management or others significantly involved in the Company's internal controls and procedures and any changes implemented in light of material control deficiencies or weaknesses.

    15.
    Based on the above review and discussions, the Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

    16.
    The Committee shall prepare the report of the audit committee required by the rules of the SEC to be included in the Company's annual proxy statement.

    17.
    The Committee shall discuss with management the Company's policies with regard to the types of information to be disclosed and the types of presentation to be made (including the use of "pro forma" or "adjusted" non-GAAP information) in earnings press releases and with respect to financial information and earnings guidance provided to rating agencies or analysts or otherwise made public, and review particular releases or guidance to the extent the Committee deems advisable.

    18.
    The Committee shall discuss with management and, to the extent appropriate, the internal auditors and the outside auditors the Company's policies with respect to risk assessment and risk management, the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

  Compliance with Laws, Regulations and Ethical Standards

    19.
    The Committee shall confirm with the outside auditors that they are not aware of any matters that might fall under Section 10A(b) of the Exchange Act.

    20.
    The Committee shall receive reports on legal and regulatory compliance and litigation matters.

    21.
    The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

    22.
    The Committee shall make recommendations to the Board regarding the adequacy of the Company's written conduct and ethics policies and the Company's procedures for ensuring proper distribution, education and compliance with such policies. The Committee shall also assist the Board in reviewing and, when appropriate, granting any requests by a director or executive officer for a waiver from compliance with any such policies.

    23.
    The Committee shall review and make recommendations to the Board concerning the Company's policies and procedures with regard to affiliate or related party transactions.

  Performance Evaluation

    24.
    The Committee shall review its own performance and reassess the adequacy of this Charter at least annually in such manner as it deems appropriate and submit such evaluation, including any recommendations for change, to the full Board for review, discussion and approval.

  Access to Advisors; Investigations

    25.
    The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors, without having to seek Board approval.

    26.
    The Committee shall determine funding by the Company for the payment of the Company's outside auditors and any advisors retained by the Committee.

    27.
    The Committee shall have the authority to conduct or authorize investigations into or studies of any matters within the Committee's scope of responsibilities.

Structure and Operations

        The Committee shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least quarterly at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The chairperson, with input from the other members of the Committee and, where appropriate, members of management and outside advisors, shall set the agendas for Committee meetings.

        The Committee may request that any directors, officers or other employees of the Company, or any other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. The Committee may exclude from its meetings any persons it deems appropriate.

        The Committee may form and delegate authority to subcommittees. In particular, the Committee may delegate to one or more of its members the authority to pre-approve audit and/or non-audit services, provided that the decisions of any member(s) to whom pre-approval authority is delegated shall be presented to the Committee at the next Committee meeting.

        The Committee shall maintain minutes or other records of its meetings and shall give regular reports to the Board on these meetings and such other matters as required by this Charter or as the Board shall from to time specify.

        Except as expressly provided in this Charter, the Company's by-laws or the Company's Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall set its own rules of procedure.

Compensation

        No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board (including the Committee) or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board. In addition, payments in connection with ordinary course commercial business relationships determined by the Board to be immaterial and received from the Company to an entity with which a director has a relationship will not preclude such director from serving as a member.

PROXY	BENCHMARK ELECTRONICS, INC.	PROXY

2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 10, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The 2006 Annual Meeting of Shareholders of Benchmark Electronics, Inc. (the "Company") will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas on Wednesday, May 10, 2006, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated March 31, 2006, accompanying this proxy.

        The undersigned hereby appoints Donald E. Nigbor, Steven A. Barton, and Cary T. Fu, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all common shares, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2006 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

        This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED HEREIN TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2007 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED AND AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 145 MILLION AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2006.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE
ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

1.
to elect seven directors to serve on the Board of Directors until the 2007 annual meeting of shareholders and until their successors are duly elected and qualified;

Donald E. Nigbor	/ / For	/ / Withhold
Cary T. Fu	/ / For	/ / Withhold
Steven A. Barton	/ / For	/ / Withhold
John W. Cox	/ / For	/ / Withhold
Peter G. Dorflinger	/ / For	/ / Withhold
Laura W. Lang	/ / For	/ / Withhold
Bernee D. L. Strom	/ / For	/ / Withhold
2.
to approve a proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized common shares, par value $.10 per share, of the Company from 85 million to 145 million;

3.
to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006

/ / FOR	/ / AGAINST	/ / ABSTAIN

        Please sign your name exactly as it appears above. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Dated	, 2006

Signature of Shareholder

QuickLinks

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 10, 2006
YOUR VOTE IS IMPORTANT.
PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 10, 2006
INTRODUCTION
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION AND OTHER MATTERS
COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN Benchmark Electronics, S&P 500, and Peer Group Index
COMMON SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
EXPENSES OF SOLICITATION
DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS
FORM 10-K
OTHER MATTERS
BENCHMARK ELECTRONICS, INC. PROXY STATEMENT
APPENDIX A
Charter of the Audit Committee of the Board of Directors